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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        March 3, 2003
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                    Pennsylvania Real Estate Investment Trust
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               (Exact Name of Registrant as Specified in Charter)


       Pennsylvania                    1-6300                23-6216339
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(State or Other Jurisdiction         (Commission            (IRS Employer
    of Incorporation)                File Number)         Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania  19102
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (215) 875-0700
                                                    --------------------

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          (Former Name or Former Address, if Changed Since Last Report)


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Item 9            Regulation FD Disclosure.
                  ------------------------

         On March 3, 2003, Pennsylvania Real Estate Investment Trust (together with its subsidiaries and affiliated entities) and MPM Acquisition Corp., an affiliate of Morgan Properties, Ltd. (together, "Morgan"), entered into a Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 2.1, and a First Amendment to Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 2.2.

         A press release announcing, among other things, the transaction with Morgan and a separate transaction with The Rouse Company was issued on March 6, 2003 and is attached hereto as Exhibit 99.



         Exhibits
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         2.1      Purchase and Sale Agreement between PREIT Associates, L.P., et
                  al. and MPM Acquisition Corp., dated as of March 3, 2003.*

         2.2 First Amendment to Purchase and Sale Agreement between PREIT Associates, L.P., et al. and MPM Acquisition Corp., dated as of March 3, 2003.

         99       Press Release dated March 6, 2003.

      * Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted, copies of which will be furnished to the SEC upon request.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



Date:  March 6, 2003             By: /s/ Jonathan B. Weller
                                     ---------------------------------------
                                     Jonathan B. Weller
                                     President and Chief Operating Officer



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                                  Exhibit Index
                                  -------------
Number   Exhibit
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2.1      Purchase and Sale Agreement between PREIT Associates, L.P., et al. and
         MPM Acquisition Corp., dated as of March 3, 2003.*

2.2 First Amendment to Purchase and Sale Agreement between PREIT Associates, L.P., et al. and MPM Acquisition Corp., dated as of March 3, 2003.

99       Press Release dated March 6, 2003.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted, copies of which will be furnished to the SEC upon request.



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